SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             June 22, 2005

Advanstar, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-61386 (Commission File Number)	94-3243499 (I.R.S. Employer Identification No.)

One Park Avenue, New York, NY (Address of principal executive offices)		10016 (Zip Code)

Registrant’s telephone number, including area code: (212) 357-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement..

On June 22, 2005, our Board of Directors approved the amendment and restatement of the Employment Agreement  dated as of April 1, 2005, between Advanstar, Inc. and Joseph Loggia (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Loggia continues to act as Chief Executive Officer of Advanstar, Inc. and Advanstar Communications Inc., for an initial employment term through December 31, 2007, followed by successive three year employment terms unless terminated by either party in accordance with the Employment Agreement.  Mr. Loggia is entitled to an annual base salary of $625,000 and an annual bonus based on Advanstar, Inc.’s EBITDA for the applicable year, up to a maximum bonus in any one year of 150% of base salary.  If Mr. Loggia is terminated by Advanstar, Inc. without “cause” or terminates his employment for “good reason,” each as defined in the employment agreement, he will be entitled to the continuation of his base salary for a period of two years following his termination and for the year in which his termination occurs and for the immediately following year, the greater of his bonus that would have been payable to him had he remained employed through the end of the fiscal year, or the annual bonus received by Mr. Loggia in 2004.  The Employment Agreement also includes provisions triggered by a qualifying change in control, as defined, including accelerated vesting of Mr. Loggia’s stock options, and a change in control bonus, calculated based upon the effective purchase price per share, and not to exceed $4,000,000.

Mr. Loggia also has entered into a new non-compete and confidentiality agreement with Advanstar, Inc., dated as of April 1, 2005 and approved by the Board of Directors of Advanstar, Inc. on June 22, 2005.  The non-compete period is one year, during which time Mr. Loggia will continue to receive his base salary unless he was terminated for “cause” or as a result of his death or disability.

The foregoing description of the amendment and restatement of the Employment Agreement and the new non-compete and confidentiality agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement and the non-compete and confidentiality agreement, a copy of which is filed as Exhibit 10.1 to Advanstar Communications Inc. Form 8-K dated June 22, 2005 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

C.  Exhibits

Exhibit No.	Document

10.1

Amended and restated employment agreement by and between Advanstar, Inc., and Joseph Loggia dated April 1, 2005. (Filed as an exhibit to Advanstar Communications Inc. Form 8-K dated June 22, 2005 and incorporated by reference herein).

SIGNATURES

                Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANSTAR, INC.

Date: June 28, 2005	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery
Title:Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.1

Amended and restated employment agreement by and between Advanstar, Inc., and Joseph Loggia dated April 1, 2005. (Filed as an exhibit to Advanstar Communications Inc. Form 8-K dated June 22, 2005 and incorporated by reference herein).